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                                                                    EXHIBIT 23.1



               [CLARK, SCHAEFER, HACKETT & COMPANY LETTERHEAD]





                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use of our report dated November 1, 1996, on the Consolidated Financial Statements of Kenwood Bancorp, Inc., in the Annual Report on Form 10-K of Kenwood Bancorp, Inc., for the year ended September 30, 1996.







/s/ CLARK, SCHAEFER, HACKETT & CO.



Cincinnati, Ohio

December 24, 1996